Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Targa Resources Partners LP (the “Partnership”) for the three months ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey J. McParland, as Chief Financial Officer of Targa Resources GP LLC, the general partner of the Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:         /s/ JEFFREY J. MCPARLAND
Name:    Jeffrey J. McParland
Title:      Executive Vice President and Chief Financial Officer of Targa Resources GP LLC,
                  the general partner of Targa Resources Partners LP
                  (Principal Financial Officer)

Date: August 5, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.